 Invesco Joint Filing Agreement
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) (l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached Schedule 13G, and any and all amendments thereto, and expressly authorize Invesco Ltd., as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.

Dated: 02/10/2021

Invesco Ltd.
By: /s/ Robert R. Leveille
Name: Robert R. Leveille
Title: Global Assurance Officer

Invesco Advisers, Inc.
By: /s/ Todd F. Kuehl
Name: Todd F. Kuehl
Title: Chief Compliance Officer

Invesco Canada Ltd.
By: /s/ Kate Archibald
Name: Kate Archibald
Title: SVP, Head of Compliance, and Chief Compliance Officer

Invesco Trust Company
By: /s/ Odeh Stevens
Name: Odeh Stevens
Title: Authorized Signatory

Invesco Hong Kong Limited
By: /s/ Lee Siu Mei
Name: Lee Siu Mei
Title: Authorized Signatory

Invesco Hong Kong Limited
By: /s/ Pang Sin Chu
Name: Pang Sin Chu
Title: Authorized Signatory

Invesco Asset Management Deutschland GmbH
By: /s/ Alexander Taft
Name: Alexander Taft
Title: MD - Struct. Finance, Europe

Invesco Asset Management Limited
By: /s/ Chris Edge
Name: Chris Edge
Title: Head of UK Compliance

Invesco Management S.A.
By: /s/ Peter Carroll
Name: Peter Carroll
Title: Head EMEA Delegation Oversight

Invesco Taiwan Limited
By: /s/ Jacky Hsiao
Name: Jacky Hsiao
Title: General Manager

Invesco Asset Management (Japan) Limited
By: /s/ Tsuyoshi Mochiyama
Name: Tsuyoshi Mochiyama
Title: Head of Compliance

Invesco Asset Management Singapore Limited
By: /s/ Lee Siu Mei
Name: Lee Siu Mei
Title: Authorized Signatory

Invesco Asset Management Singapore Limited
By: /s/ Pang Sin Chu
Name: Pang Sin Chu
Title: Authorized Signatory

Invesco Capital Management, LLC
By: /s/ Melanie Zimdars
Name: Melanie Zimdars
Title: CCO, ICM & ETFs

Invesco Investment Advisers, LLC
By: /s/ Trisha B Hancock
Name: Trisha B Hancock
Title: CCO, Broker-Dealers and UITs

Invesco Australia Ltd.
By: /s/ Tas Seedat
Name: Tas Seedat
Title: Senior Compliance Manager

Invesco Private Capital, Inc.
By: /s/ Josh E Levit
Name: Josh E Levit
Title: Chief Compliance Officer

OppenheimerFunds, Inc.
By: /s/ Donna White
Name: Donna White
Title: Compliance Director

Invesco Real Estate Management S.A.R.L.
By: /s/ Fabrice Coste
Name: Fabrice Coste
Title: Compliance Director

Invesco Real Estate Management S.A.R.L.
By: /s/ Marion Geniaux
Name: Marion Geniaux
Title: Senior Director, Fund Accounting